UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2019

Great Elm Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 230, Waltham, MA		02453
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 375-3006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	GEC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
Preferred Stock Purchase Rights		Nasdaq Global Select Market
Units, par value, $0.001 per share		Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On November 13, 2019, the Audit Committee of Great Elm Capital Group, Inc.’s (“GEC”) Board of Directors dismissed Deloitte & Touche LLP (“Deloitte”) as GEC’s independent registered public accounting firm, effective November 15, 2019. The Audit Committee approved the appointment of Grant Thornton LLP (“Grant Thornton”) as GEC’s independent registered public accounting firm to perform independent audit services for the fiscal year ending June 30, 2020.

Deloitte’s audit reports for the fiscal years ended June 30, 2019 and 2018 on GEC’s consolidated financial statements did not contain an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles. In addition, at no point during the fiscal years ended June 30, 2019 and 2018 and the subsequent interim period through November 14, 2019 were there any “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between GEC and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

Deloitte’s audit reports on the effectiveness of GEC’s internal control over financial reporting as of June 30, 2019 and 2018 each expressed an adverse opinion on GEC’s internal control over financial reporting, which constituted the only “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) for GEC that occurred within the fiscal years ended June 30, 2019 and 2018 and the subsequent interim period through November 14, 2019. Material weaknesses with respect to GEC’s internal control over financial reporting were identified with respect to the achievement of the objectives of the control criteria, including with respect to control environment, risk assessment, control activities, information and communication and monitoring, which are described in Item 9A. Controls and Procedures in GEC’s Annual Report on Form 10-K for the fiscal years ended June 30, 2019 and June 30, 2018. The Audit Committee discussed these material weaknesses with Deloitte and GEC has authorized Deloitte to respond fully to the inquiries of Grant Thornton concerning these reportable events.

GEC provided Deloitte with a copy of the disclosure set forth in this Item 4.01 and requested that Deloitte furnish GEC with a letter addressed to the U.S. Securities and Exchange Commission (the “SEC”) stating whether it agrees with the statements made herein, each as required by the applicable rules of the SEC. A copy of such letter is attached hereto as Exhibit 16.1 to this report.

During the fiscal years ended June 30, 2019 and 2018 and the subsequent interim period through November 14, 2019, none of GEC or anyone on its behalf consulted Grant Thornton regarding either:

•

the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to GEC’s consolidated financial statements in connection with which either a written report or oral advice was provided to GEC that Grant Thornton concluded was an important factor considered by GEC in reaching a decision as to the accounting, auditing or financial reporting issue; or

•

any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished with this report but shall not be deemed filed:

Exhibit Number	Description
16.1	Letter from Deloitte & Touche LLP, dated November 18, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT ELM CAPITAL GROUP, INC.

Date: November 18, 2019	/s/ Brent J. Pearson _
By: Brent J. Pearson
Title: Chief Financial Officer